Exhibit 99.2
THOMAS PROPERTIES GROUP, INC. ANNOUNCES
FOURTH QUARTER 2012 RESULTS
Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter and year ended December 31, 2012.
The results of operations presented in this release include TPGI’s results of operations for the three and twelve months ended December 31, 2012 and 2011. The consolidated net loss for the three months ended December 31, 2012 was $13.4 million or $0.29 per share compared to consolidated net income of $10.1 million or $0.27 per share for the three months ended December 31, 2011. The consolidated net loss for the twelve months ended December 31, 2012 was $25.4 million or $0.61 per share compared to consolidated net income of $5.9 million or $0.16 per share for twelve months ended December 31, 2011. The increase in the consolidated net loss during the twelve months ended December 31, 2012 compared to the twelve months ended December 31, 2011 is due to a $6.1 million decrease in investment advisory fees primarily related to one-time incentive fees earned in 2011, $4.6 million of increased impairment charges at our development properties, $23.7 million decrease in income from unconsolidated real estate entities primarily due to our share of gain on disposition of certain joint venture assets in 2011, and a $1.3 million gain from sale of a land parcel for the year ended December 31, 2011 with no comparable gain from sale in 2012.
TPGI's share of after tax cash flow (“ATCF”) for the three months ended December 31, 2012 was $4.1 million or $0.09 per share compared to ATCF of $17.9 million or $0.49 per share for the three months ended December 31, 2011. TPGI's share of after tax cash flow for the twelve months ended December 31, 2012 was $7.4 million or $0.18 per share compared to after tax cash flow of $27.2 million or $0.74 per share for the twelve months ended December 31, 2011. The decrease in ATCF per share for the twelve months ended December 31, 2012 compared to the twelve months ended December 31, 2011 was primarily the result of the overall reduction in consolidated net income described above for the twelve months ended December 31, 2012 compared to the same period in the prior year, and the increased number of shares of our common stock outstanding resulting from the issuance of common stock in 2012. The Company defines ATCF (a non-GAAP financial measure) as net income (loss) excluding the following items: noncontrolling interests, deferred income tax expense (benefit), non-cash charges for depreciation and amortization and asset impairment, amortization of loan costs, non-cash compensation expense, adjustments to recognize rental revenues using the straight-line method, adjustments to rental revenue to reflect the fair market value of rents, and gain from extinguishment of debt. ATCF is further described in note (a) and reconciled to net income (loss) in the financial statements below.
“During 2012, we made real progress toward the achievement of our strategic plan,” said Jim Thomas, Chairman and CEO. “We have continued to dispose of non-core operating assets and non income-producing investments and to pay down debt where practicable. We have recapitalized and increased our ownership interest in our Austin properties, and we have increased the occupancy of our present portfolio to 88%. We are continuing our focused strategy of maximizing our recurring cash flow and expanding our asset base.”
Supplemental Materials
The Company publishes a Supplemental Financial Information package which is available at www.tpgre.com in the Investor Relations tab, Supplemental Financial Information section. The Company also provides an estimated net asset value workbook, available for download at www.tpgre.com in the Investor Relations tab, NAV Workbook section.
Teleconference and Webcast
TPGI will hold a quarterly earnings conference call on Thursday, February 14, 2013 at 10:00 a.m. Pacific Time. To participate in the call, dial (866) 713-8564 and (617) 597-5312 internationally, and provide confirmation code 43009130.
A live webcast (listen only mode) of the conference call will also be available at that time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through March 7, 2013, by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 72959301. The replay will also be available on Thomas Properties Group, Inc.’s web site at www.tpgre.com. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
About Thomas Properties Group, Inc.
Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use properties on a nationwide basis. The Company’s primary areas of focus are the acquisition and ownership of interests in premier office properties, property development and redevelopment, and property and investment management activities. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Forward Looking Statements
Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services (including interest rates), the availability of debt and equity investors to finance commercial real estate transactions, our ability to enter into or renew leases at favorable rates, which can be impacted by the financial condition of our tenants, risks associated with the success of our development and property redevelopment projects, general volatility in the securities and credit markets, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2011 and our subsequent Form 10-Q quarterly reports, each of which is filed with the Securities and Exchange Commission. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Revenues:
Rental	$7,626	$7,460	$30,969	$29,693
Tenant reimbursements	5,195	5,386	20,941	22,437
Parking and other	741	734	3,012	2,959
Investment advisory, management, leasing and development services	1,914	831	4,583	8,520
Investment advisory, management, leasing and development services - unconsolidated real estate entities	3,779	4,172	15,688	17,862
Reimbursement of property personnel costs	1,043	1,421	5,183	5,810
Condominium sales	5,974	1,578	10,240	7,700
Total revenues	26,272	21,582	90,616	94,981
Expenses:
Property operating and maintenance	6,126	6,205	24,324	24,589
Real estate and other taxes	1,909	1,853	7,536	7,469
Investment advisory, management, leasing and development services	3,833	2,842	12,461	12,754
Reimbursable property personnel costs	1,043	1,421	5,183	5,810
Cost of condominium sales	4,878	1,049	8,129	5,091
Interest	4,188	4,309	16,847	17,938
Depreciation and amortization	3,919	3,434	15,701	13,622
General and administrative	4,725	3,632	17,749	15,434
Impairment loss	12,745	8,095	12,745	8,095
Total expenses	43,366	32,840	120,675	110,802
Interest income	22	10	74	35
Equity in net income (loss) of unconsolidated real estate entities	(1,059)	21,889	(3,672)	19,951
Gain (loss) on sale of real estate	—	1,258	—	1,258
Income (loss) before income taxes and noncontrolling interests	(18,131)	11,899	(33,657)	5,423
Benefit (provision) for income taxes	17	428	385	1,429
Net income (loss)	(18,114)	12,327	(33,272)	6,852
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	3,864	(3,263)	7,681	(1,500)
Partners in consolidated real estate entities	863	1,004	195	508
	4,727	(2,259)	7,876	(992)
TPGI's share of net income (loss)	$(13,387)	$10,068	$(25,396)	$5,860
Income (loss) per share - basic and diluted	$(0.29)	$0.27	$(0.61)	$0.16
Weighted average common shares - basic	45,594,590	36,647,394	41,631,796	36,619,558
Weighted average common shares - diluted	45,594,590	36,865,327	41,631,796	36,865,286

Reconciliation of net income (loss) to ATCF (a):
Net income (loss)	$(13,387)	$10,068	$(25,396)	$5,860
Adjustments:
Income tax (benefit) provision	(17)	(428)	(385)	(1,429)
Noncontrolling interests - unitholders in the Operating Partnership	(3,864)	3,263	(7,681)	1,500
Depreciation and amortization	3,919	3,434	15,701	13,622

Depreciation and amortization - non-controlling interest share	(2,130)	—	(2,355)	—
Amortization of loan costs	142	170	582	750
Amortization of loan costs - non-controlling interest share	33	—	33	—
Non-cash compensation expense	169	238	1,404	898
Straight-line rent adjustments	66	20	(230)	(150)
Straight-line rent adjustments - non-controlling interest share	192	—	226	—
Adjustments to reflect the fair market value of rent	41	7	72	23
Adjustments to reflect the fair market value of rent - non-controlling interest share	293	—	293	—
Impairment loss	12,745	8,095	12,745	8,095
Unconsolidated real estate entities at TPGI's share:
Depreciation and amortization	8,065	2,487	15,568	10,011
Depreciation and amortization from discontinued operations	—	548	490	2,655
Amortization of loan costs	(69)	76	118	292
Amortization of loan costs from discontinued operations	—	40	42	135
Straight-line rent adjustments	(590)	27	(707)	(145)
Straight-line rent adjustments from discontinued operations	—	(51)	(20)	(352)
Adjustments to reflect the fair market value of rent	(943)	(221)	(1,532)	(1,017)
Adjustments to reflect the fair market value of rent from discontinued operations	—	(29)	(31)	(28)
Impairment loss	600	3,150	600	3,150
Impairment loss from discontinued operations	—	1,943	—	1,943
Gain on extinguishment of debt from discontinued operations	—	(1,297)	—	(1,630)
Gain of foreclosure of real estate from discontinued operations	—	(7,506)	—	(7,506)
ATCF before income taxes	$5,265	$24,034	$9,537	$36,677
TPGI's share of ATCF before income taxes (b)	$4,143	$17,946	$7,346	$27,401
TPGI's income tax refund (expense) - current	(20)	(64)	88	(221)
TPGI's share of ATCF	$4,123	$17,882	$7,434	$27,180
ATCF per share - basic	$0.09	$0.49	$0.18	$0.74
ATCF per share - diluted	$0.09	$0.49	$0.18	$0.74
Dividends paid per share	$0.02	$0.015	$0.065	$0.015
Weighted average common shares - basic	45,594,590	36,647,394	41,631,796	36,619,558
Weighted average common shares - diluted	45,983,130	36,865,327	42,004,936	36,865,286

a.
ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustment to rental revenue to reflect the fair market value of rents; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a substitute for cash flow from operating activities (computed in accordance with GAAP).

b.
Based on an interest in our operating partnership of 78.68% and 77.03% for the three and twelve months ended December 31, 2012, respectively, and 74.67% and 74.71% for the three and twelve months ended December 31, 2011, respectively.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2012	December 31, 2011
	(unaudited)	(audited)
ASSETS
Investments in real estate:
Operating properties, net	$270,487	$265,270
Land improvements—development properties, net	57,944	76,876
	328,431	342,146
Condominium units held for sale	37,891	45,217
Investments in unconsolidated real estate entities	106,210	11,372
Cash and cash equivalents, unrestricted	76,689	79,320
Restricted cash	11,611	10,616
Rents and other receivables, net	1,825	1,903
Receivables from unconsolidated real estate entities	2,347	2,918
Deferred rents	18,994	17,866
Deferred leasing and loan costs, net	10,716	12,283
Other assets, net	11,441	17,465
Assets associated with land held for sale	4,837	4,417
Total assets	$610,992	$545,523
LIABILITIES AND EQUITY
Liabilities:
Mortgage loans	$281,375	$289,523
Accounts payable and other liabilities, net	28,346	32,443
Losses and distributions in excess of investments in unconsolidated real estate entities	10,084	2,538
Prepaid rent	1,784	2,116
Deferred revenue	10,566	903
Obligations associated with land held for sale	—	27
Total liabilities	332,155	327,550

Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued or outstanding as of December 31, 2012 and 2011	—	—
Common stock, $.01 par value, 225,000,000 shares authorized, 46,126,481 and 37,094,995 shares issued and outstanding as of December 31, 2012 and 2011, respectively	461	371
Limited voting stock, $.01 par value, 20,000,000 shares authorized, 12,313,331 shares issued and outstanding as of December 31, 2012 and 2011, respectively	123	123
Additional paid-in capital	258,780	208,473
Retained deficit and dividends	(83,635)	(55,472)
Total stockholders’ equity	175,729	153,495
Noncontrolling interests:
Unitholders in the Operating Partnership	44,154	52,983
Partners in consolidated real estate entities	58,954	11,495
Total noncontrolling interests	103,108	64,478
Total equity	278,837	217,973
Total liabilities and equity	$610,992	$545,523

Contact: Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana M. Laing, Chief Financial Officer
(213) 613-1900